UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[_] Preliminary Proxy Statement
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CHINA SHENGDA PACKAGING GROUP INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 30, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of China Shengda Packaging Group Inc. (the “Company” or “we”). The Annual Meeting will be held on December 20, 2013, at the Company’s headquarters at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China at 9:00 a.m. local time.

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the Proxy Card, and our 2012 Annual Report accompany this letter.

The business to be conducted at the Annual Meeting is described in the Proxy Statement accompanying this letter. In addition, we will also report on the Company’s activities and review the Company’s performance. You will have an opportunity to ask questions and meet certain directors and key executives of the Company.

We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote online or, if you prefer, submit by mail a paper copy of your proxy or vote instruction form, so that your shares are represented at the meeting. You may also revoke your proxy or vote instructions before or at the Annual Meeting. Regardless of the number of shares you own, your presence in person or by proxy is important.

Thank you for your continuing interest in China Shengda Packaging Group Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Nengbin Fang
Nengbin Fang
Chairman of the Board

CHINA SHENGDA PACKAGING GROUP INC.
No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Shengda Packaging Group Inc. (the “Company”) will be held on Friday, December 20, 2013, at 9:00 a.m. local time, at the Company’s headquarters at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China, for the following purposes:

1.	To elect 5 directors to the Board of Directors of the Company;

2.	To ratify the appointment of the Company’s independent registered public accounting firm for 2013;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on October 21, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. We urge you to review the Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via Internet (https://www.iproxydirect.com) or by mail, and prefer to mail. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,
/s/ Xin Hu
Secretary

October 30, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF CHINA SHENGDA PACKAGING INC.
TO BE HELD ON DECEMBER 20, 2013

The Proxy Statement and the 2012 Annual Report are available online at https://www.iproxydirect.com.

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
Who May Vote	1
Voting Your Proxy	1
Revoking Your Proxy	2
Solicitation of Proxies	2
Delivery of Proxy Materials to Households	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	3
Security Ownership of Certain Beneficial Owners and Management	3
Changes in Control	3
Securities Authorized for Issuance Under Equity Compensation Plans	3
PROPOSAL 1: ELECTION OF DIRECTORS	4
General Information	4
Substitute Nominees	4
Vacancies	4
Information Regarding the Nominees for Election as Directors	4
Corporate Governance	6
Family Relationships	6
Involvement in Certain Legal Proceedings	7
Promoters and Certain Control Persons	7
Board Committees	7
Director Compensation	9
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	10
Transactions with Related Persons	10
Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons	11
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
AUDIT COMMITTEE REPORT	12
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	13
Auditor Fees and Services	13
Pre-Approval Policies and Procedures	14
EXECUTIVE OFFICERS	15
EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16
Compensation Committee Interlocks and Insider Participation	17
Summary Compensation Table	17
Summary of Employment Agreements	17
COMPENSATION COMMITTEE REPORT	17
OTHER INFORMATION	18
GENERAL	18
STOCKHOLDER COMMUNICATIONS	18
STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	18
ANNUAL REPORT ON FORM 10-K	18

CHINA SHENGDA PACKAGING GROUP INC.
No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People’s Republic of China

PROXY STATEMENT
___________________

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy materials are being furnished with respect to the solicitation of proxies by the Board of Directors of China Shengda Packaging Group Inc. (the “Company” or “we”), for the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m. local time, on Friday, December 20, 2013, and at any adjournment or postponement thereof, at the Company’s headquarters at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China. The date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is October 21, 2013.

The purposes of the Annual Meeting are to seek stockholder approval of four proposals: (i) electing five (5) directors to the Board of Directors of the Company (the “Board”); and (ii) ratifying the appointment of the Company’s independent registered accountants for fiscal year 2013. We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on October 21, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting during office hours at the executive offices of the Company at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China, by contacting the Secretary of the Company.

A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, or a “quorum,” must be present, either in person or by proxy, at the Annual Meeting in order to transact business. Should you submit a proxy or voter instructions, even if you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Abstentions and broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 38,790,811 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that is being mailed to you. If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you, you can also vote by mail by completing, dating, and signing the proxy or vote instruction form and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may submit your vote over the Internet until 11:59am (EST) on December 19, 2013. If you vote by mail, please be aware that we can recognize your vote only if we receive it by close of business of the second business day before the Annual Meeting.

You may also vote in person at the Annual Meeting. If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials mailed to you and any other information forwarded to you by such holder of record to obtain a valid proxy from it. You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If you are a registered holder and no specific instructions are given the shares will be voted FOR all of the nominees for the Board of Directors (Proposal 1), and FOR the ratification of Marcum Bernstein & Pinchuk LLP (“Marcum BP”) as the Company’s independent registered public accounting firm (Proposal 2). If you hold your shares in “street name,” you must give your broker, bank, trust or nominee specific instructions on how to vote your shares of Common Stock with respect to Proposal 1. If you fail to give specific instructions with respect to such proposals, your vote will not be counted for those matters. If you fail to give instructions with respect to Proposal 2, your broker, bank, trust or nominee will generally be able to vote such shares at their discretion. In addition, if other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Stockholders have no cumulative voting, dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials. You may also revoke your proxy by mail by requesting a copy be mailed to you or executing and mailing a subsequently-dated proxy. You may also revoke your proxy by your attendance and voting in person at the Annual Meeting. Mere attendance at the meeting will not revoke a proxy or voter instructions. We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting. You may revoke your vote over the Internet until 11:59am (EST) on December 19, 2013. If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the second business day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting. You are strongly encouraged, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokers and other nominees for expenses incurred in sending proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2012 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2012 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on October 21, 2013 (the “Record Date”) for (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and (iv) all of our executive officers and directors as a group. As of the Record Date, a total of 38,790,811 shares of Common Stock were outstanding.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Nengbin Fang	Chairman of the Board	Common Stock	5,206,308	13.42%
Daliang Teng	Chief Executive Officer	Common Stock	150,000	*
Ken He	Chief Financial Officer	Common Stock	0	*
Congyi Fang	Director	Common Stock	4,200,000	10.83%
Zhihai Mao	Director	Common Stock	0	*
Michael Zhang	Director	Common Stock	0	*
Yaoquan Zhang	Director	Common Stock	0	*
All officers and directors as a group (7 persons)		Common Stock	9,556,308	24.64%
5% Security Holders
Wuxiao Fang(3)		Common Stock	11,550,000	29.78%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 38,790,811 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of October 21, 2013.

(3)

Wuxiao Fang is the father of Nengbin Fang, our Chairman, and also serves as a consultant, for no compensation, to the Company. Mr. Fang has approximately 28 years experience in the paper packaging industry and has been appointed as the vice chairman of the China Packaging Federation. He provides consulting services on our overall business strategies and policies.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our stockholders to do so.

PROPOSAL 1
ELECTION OF DIRECTORS

General Information

Our Board of Directors is comprised of five members, all of whom are nominees for re-election. Each director will serve a one year term expiring on the date of the next annual meeting, or when their respective successors shall have been elected and qualified, or upon their prior death, resignation or removal.

Substitute Nominees

If, at the time of or before the Annual Meeting, any nominee is unable to be a candidate when the election occurs, or otherwise declines to serve, the persons named as proxies may use the discretionary authority provided to them in the proxy to vote for a substitute nominee designated by the Board. At this time, we do not anticipate any nominee will be unable to be a candidate for election or will otherwise decline to serve.

Vacancies

Under our bylaws, the Board has the authority to fill any vacancies that arise, including vacancies created by an increase in the number of directors or vacancies created by the resignation of a director. Any nominee so elected and appointed by the Board would hold office for the remainder of the term of office of all directors, which term expires annually at our annual meeting of stockholders.

Information Regarding the Nominees for Election as Directors

The following table sets forth a brief biographical description of each of our nominees for election as directors, all of whom currently serve as our directors. This description includes the principal occupation of and other directorships held by each director for at least the past five years, if any, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors. This information is based on information furnished to us by the nominees.

Name	Age	Biographical Description

Nengbin Fang	43

Nengbin Fang became our Chairman on April 8, 2010, the day we consummated our reverse acquisition of Evercharm and has served as the Chief Executive Officer of Great Shengda since 2005, formulating the business strategies and overseeing the management and operation of Great Shengda. He resigned from his position as the Chief Executive Officer on April 8, 2010. Concurrently, Mr. Fang also serves as president of Great Shengda and as a director of Evercharm, Wealthcharm, Shengda Holdings, the SD Group, Great Shengda, Shengda Color and Hangzhou Shengming. Mr. Fang has approximately 21 years of experience in the paper packaging industry. From 1989 to 1999, Mr. Fang was a marketing manager at Xiaoshan Packaging Factory. Mr. Fang joined Zhejiang New Shengda as general manager where he was responsible for the management of that company’s day-to-day operations from 1999 to 2004, when that company sold all of its assets to Great Shengda. Mr. Fang has received several prestigious awards such as the “China Prominent Packaging Entrepreneur,” on April 20, 2006 from China Packaging Federation, “Asia Brand Innovation Personality” on September 9, 2008 at the Organizing Committee of Asia Brand Ceremony, and “Hangzhou Working Model” in April 2010 from the Hangzhou Government. Mr. Fang holds a college diploma in Business Administration from Zhejiang Radio & TV University and a Master’s degree in Packaging Engineering from Zhejiang University. Mr. Fang has also completed post-graduate Business Administration courses at Tsinghua University.

Nengbin Fang’s 21 years of experience in the paper packaging industry and his extensive institutional knowledge of the Company and its business is invaluable to our Company. He has also received several prestigious awards from industry associations and local governments and he is well-respected by employees, business partners and government officials within his community. Integrity and modesty are among the several personal attributes that have facilitated Mr. Fang’s leadership success and we believe will continue to do so.

Congyi Fang	35

Congyi Fang became our director on April 8, 2010, the day we consummated our reverse acquisition of Evercharm. She is also a director of Wealthcharm and Evercharm. She has been Great Shengda’s Vice President and General Manager of Marketing since 2004 and is responsible for sales and marketing. Ms. Fang has 13 years of experience in the packaging industry. From 1999 to 2004, Ms. Fang was employed by Zhejiang New Shengda as vice manager in charge of daily operations.

Congyi Fang’s 13 years of experience in the packaging industry and her extensive institutional knowledge of the Company and its business is invaluable to our Company. Her professional knowledge of the industry and her hands-on experience enable her to facilitate effective management and communication, which we believe is very important.

Zhihai Mao	38

Mr. Mao is a U.S. Certified Public Accountant with extensive experience in corporate financial reporting and disclosure. Mr. Mao has been the Chief Financial Officer of Orient Group Investment Holdings Co., Ltd. since March 2013. From December 2010 to February 2013, he was the Managing Director of Dynamic China Investments Limited. From January 2008 to October 2010, Mr. Mao was the Chief Financial Officer of China TransInfo Technology Corp., a company listed on NASDAQ. Since August 2006, Mr. Mao has been a senior auditor at Deloitte & Touche Tohmatsu CPA, Ltd.’s Beijing office. Prior to that, Mr. Mao was a senior auditor at Deloitte & Touche USA LLP from October 2004 through July 2006. From July 2003 to October 2004, Mr. Mao was a senior tax consultant at Deloitte Tax LLP. Mr. Mao also was previously employed as a budget analyst at the University of North Carolina at Chapel Hill, Program for International Training in Health, from December 2002 through May 2003. Mr. Mao holds a Master’s degree in accounting from the University of North Carolina at Chapel Hill, and holds a Bachelor of Art’s degree in Japanese from University of International Relations at Beijing, China. Mr. Mao possesses extensive knowledge and experience in accounting and finance. Mr. Mao’s background, knowledge and achievements bring important value to the Board, as well as to the Audit Committee, and strengthens the Board’s collective qualifications, skills, and experience.

Zhihai Mao is a U.S. Certified Public Accountant with extensive experience in corporate financial reporting and disclosure. Mr. Mao’s experience as an executive officer of a listed company and familiarity with management compensation considerations makes him a suitable compensation committee chairman.

Michael Zhang	43

Michael Zhang has been the Vice President of Hebei Veyong Bio-Chemical Co. Ltd since July 2013, has been the Vice President of ENN Energy Chemicals Group since August 2012. From January 2010 to February 2012, Mr. Zhang has been the Vice President and Board Director of A-Power Energy Generation Systems Ltd. He has also served as Executive Director of Beijing Kingstar Consulting Firm Limited since September 2009 and as an independent director of Well-Tech (Changzhou) Electronic Technology Co., Ltd. since May 2009. From August 2007 to May 2009, Mr. Zhang was Executive Director of Business Risk Services with Ernst & Young (China) Advisory Limited. From April 2005 to April 2007, he was the Director of Enterprise Risk Services with Deloitte Touche Tohmatsu CPA Ltd. Mr. Zhang graduated from Northwest University with a Bachelor’s Degree in Computational Mathematics. He received an MBA in Finance from Hong Kong Chinese University. Mr. Zhang is designated as a Certified Internal Auditor by the Institute of Internal Auditors.

Michael Zhang’s 18 years of experience in auditing procedures and risk management, his designation as a Certified Internal Auditor by the Institute of Internal Auditors and his work experience with auditing firms affiliated with two of the “big four” auditing firms in the United States, Ernst & Young LLP and Deloitte & Touche, will help us comply with the requirements of the Sarbanes-Oxley Act of 2002 and with our other financial reporting requirements. Mr. Zhang possesses extensive knowledge of accounting and financial reporting procedures and he is qualified, as determined by the Board, as an audit committee financial expert as defined in Item 407(d)(5(ii) of Regulation S-K.

Yaoquan Zhang	67

Yaoquan Zhang has more than 20 years of experience in the paper packaging industry. Mr. Zhang is currently the Vice President of China Packaging Federation and President of Zhejiang Province Paper Packaging Industry Technology Center. He has held these positions since 2005. Mr. Zhang graduated from Huadong Institute of Technology with a Bachelor’s Degree.

Yaoquan Zhang’s more than 20 years of experience in the paper packaging industry will be invaluable to our Company in its business, operations and future plans for growth. His knowledge and experience will provide direction and advice that few others in the Chinese paper packaging industry could provide.

Each of our director nominees has an established record of professional accomplishment in his chosen field, the ability to contribute positively to the collaborative culture among our Board members, and professional and personal experiences and expertise that are valuable to our company. These directors help develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today, and they provide a strong measure of stability and continuity to our company. In light of our corporate structure and business, we believe that this stability positively impacts our performance.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required to elect the director nominees. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR THE BOARD OF DIRECTORS.

Corporate Governance

Independence and Composition

The NASDAQ Marketplace Rules require that a majority of our board of directors be independent, as defined in the rules. The board of directors has determined that each of Messrs. Mao, Zhang and Zhang, representing a majority of our board, is independent. The board made its determination based on information furnished by the directors regarding their relationships with the Company and third parties.

Stockholder Communication with the Board

Any of our stockholders or any other interested party may communicate with our Board of Directors directly through one or more directors in writing addressed to the director or directors, c/o China Shengda Packaging Group Inc., No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province, China, attention: Secretary. One should identity the party or parties to whom the correspondence is being sent. Any communication that is addressed to our board of directors or fails to identify a particular director will be sent to our Chairman. The Company’s Secretary will review each communication and will promptly forward to the appropriate party or parties all communications that relate to our business, operations, financial condition, management, employees or similar business matters. The Company’s Secretary will not forward any advertising, solicitation or similar materials.

Director Attendance at Annual Meeting of Stockholders

We invite each director to attend our annual meetings of stockholders and strongly encourage attendance. None of our current directors served at the time of the last annual meeting of stockholders of Healthplace Corporation, our predecessor company.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all employees, including the Company’s executive officers. A copy of our Code of Ethics can be found on our website www.cnpti.com. We intend to use our website as a method of disclosing any amendment to or waiver from our Code of Ethics, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our Code of Ethics.

The Board’s Role in Risk Oversight

Our board of directors is charged with the oversight of our affairs for the benefit of our stockholders, and among its primary responsibilities is overseeing management in the competent and ethical operation of our Company, reviewing and approving business plans and corporate strategies and adopting and evaluating policies of corporate and ethical conduct and governance. Implicit in these duties is risk oversight. The Board considers risk in virtually every business and strategy decision it makes in order to balance risk appropriately and avoid or minimize the potential impact of identified risks.

While our board oversees risk management, the Company’s management is charged with managing risk on a day-to-day basis. Management is charged to maintain a strong internal control environment to identify and manage risks and to communicate with our board of directors. The board will routinely monitor and evaluate the effectiveness of the internal controls and the risk management program. Management is also charged with communicating routinely with the board regarding the significant risks identified and how they are being managed. Directors are free, and are encouraged, to communicate directly with management regarding risk management and other matters.

With respect to risks related to compensation matters, our management, together with the Compensation Committee, reviewed our compensation policies and practices for our employees in order to determine whether they are reasonably likely to have a material adverse effect. Based on such review, we have mitigated potential short-term excessive risk-taking and aligned compensation with increasing long-term stockholder value.

Board Leadership Structure

Our board of directors has chosen Nengbin Fang to serve as Chairman of the Board and Daliang Teng as Chief Executive Officer of the Company. The Board believes that this leadership structure will best serve the Company and our stockholders at this time. The Chairman of the Board is expected to preside over all board meetings and executive sessions of non-management directors.

Attendance at Board and Committee Meetings

Our directors are expected to attend Board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. The Board held 4 meetings during 2012 and no director missed a meeting of the Board.

Family Relationships

Nengbin Fang is the brother of Congyi Fang. There are no other family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each member of all our Committees are independent as director independence is specifically defined with respect to such members under the NASDAQ listing standards and applicable SEC rules and regulations. A copy of the charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee is available both at the “Investors” section of the Company’s website at www.cnpti.com and hard copies will be provided to any stockholder who requests it.

Audit Committee

The Audit Committee consists of Messrs. Mao, Zhang and Zhang, each of whom has been determined to be independent, as defined by the Marketplace Rules of NASDAQ.

The Audit Committee oversees our financial reporting process on behalf of the board of directors. The Audit Committee’s responsibilities include the following functions:

  approve and retain the independent auditors to conduct the annual audit of our books and records;

  review the proposed scope and results of the audit;

  review and pre-approve the independent auditors’ audit and non-audited services rendered;

  approve the audit fees to be paid;

  review accounting and financial controls with the independent auditors and our internal auditors and financial and accounting staff;

  review and approve transactions between us and our directors, officers and affiliates;

  recognize and prevent prohibited non-audit services; and

  meeting separately and periodically with management and our internal auditor and independent auditors.

The Audit Committee operates under a written charter. Michael Zhang serves as the Chairman of our Audit Committee, and our board of directors has determined that Mr. Zhang qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held 4 meeting during 2012.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for identifying potential candidates to serve on our board of directors and its committees. The Governance and Nominating Committee’s responsibilities include the following functions:

  making recommendations to the board regarding the size and composition of the board;

  identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

  establishing procedures for the nomination process;

  advising the board periodically with respect to corporate governance matters and practices, including periodically reviewing corporate governance guidelines to be adopted by the board; and

  establishing and administering a periodic assessment procedure relating to the performance of the board as a whole and its individual members.

Messrs. Mao, Zhang and Zhang are the members of the Governance and Nominating Committee. The Governance and Nominating Committee operates under a written charter. The Governance and Nominating Committee will also consider director nominees recommended by stockholders and will evaluate such director candidates in the same manner as it evaluates director candidates recommended by our directors, management or employees. Yaoquan Zhang serves as the Chairman of our Governance and Nominating Committee. The Governance and Nominating Committee held no meeting during 2012.

Director Qualifications. In its assessment of each potential candidate, including those recommended by stockholders, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, age, cultural background and professional experiences and opinions in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process. In selecting a director nominee, the Corporate Governance and Nominating Committee focuses on diversity in the broadest sense, considering, among other things, skills, expertise, or background that would complement our existing Board taking into account the Company’s business and industry.

Stockholder Nominees. The Governance and Nominating Committee also considers director nominees recommended by stockholders. See the section of this proxy statement titled, “Deadline for Stockholder Proposals,” for a description of how stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so. The Governance and Nominating Committee evaluates director candidates recommended by stockholders in the same manner as it evaluates director candidates recommended by our directors, management, or employees.

Compensation Committee

The Compensation Committee is responsible for making recommendations to the board concerning salaries and incentive compensation for our officers and employees and administers our stock option plans. Its responsibilities include the following functions:

  reviewing and recommending policy relating to the compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations;

  administering our benefit plans and the issuance of stock options and other awards under our stock plans; and reviewing and establishing appropriate insurance coverage for our directors and executive officers;

  recommending the type and amount of compensation to be paid or awarded to members of our Board of Directors, including consulting, retainer, meeting, committee and committee chair fees and stock option grants or awards; and

  reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers.

Messrs. Mao, Zhang and Zhang are the members of the Compensation Committee. The Compensation Committee operates under a written charter. Zhihai Mao serves as the Chairman of our Compensation Committee. The Compensation Committee held no meeting during 2012.

Management’s Role in Compensatory Process. Management will play a role in the compensation-setting process. The most significant aspects of management’s role include:

  evaluating employee performance;

  establishing business performance targets and objectives; and

  recommending salary levels and any equity awards.

The Chief Executive Officer will work with the Compensation Committee to provide:

  background information regarding the Company’s strategic objectives;

  his evaluation of the performance of the senior executive officers; and

  compensation recommendations as to senior executive officers (other than himself).

Although our Chief Executive Officer may recommend to the Compensation Committee the compensation package and awards to our executive officers, the Compensation Committee will approve the compensation packages.

Role of Compensation Consultants. The Compensation Committee may retain a compensation consultant from time to time to assist the Compensation Committee in researching and evaluating executive officer and director compensation and compensation programs. The Company did not engage any independent compensation consultants in 2012.

Delegation of Authority. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee in order to determine or administer the compensation to the Company’s executive officers and/or directors.

Director Compensation

Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Zhihai Mao	28,556	-	28,556
Michael Zhang	20,000	-	20,000
Yaoquan Zhang	15,865	-	15,865

Our independent directors, Messrs. Zhihai Mao, Michael Zhang and Yaoquan Zhang, each entered into independent director agreements dated as of November 16, 2010, November 1, 2010 and November 1, 2010, respectively. Pursuant to such agreements, Messrs. Mao, M. Zhang and Y. Zhang will be entitled to RMB 180,000 (approximately $27,882), $20,000 (or the RMB equivalent) and RMB 100,000 (approximately $15,490), respectively, as an annual director fee, which will be payable monthly.

The Company only compensates non-employee directors for services provided as directors of the Company. Accordingly, Nengbin Fang and Congyi Fang did not receive any compensation on account of their service as directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of 2012, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” ). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were no less favorable to the Company than the terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

A number of transactions described below are between one or another of our subsidiaries and SD Group. SD Group is owned 30.69% by Wuxiao Fang, our consultant, principal stockholder and the father of Nengbin Fang, our Chairman and our executive officer, 29.49% by Xinya Qu, the spouse of Wuxiao Fang, and 39.82% by Xin Shengda. Xin Shengda, in turn, is owned 55% by Xinya Qu, 25% by Nengbin Fang and 20% by Congyi Fang, one of our directors and our executive officer.

  On January 1, 2010, Great Shengda entered into a land use right lease agreement under which it leased 112,437 square meters from Xin Shengda at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone. The lease term was from January 1, 2010 to December 31, 2012 and the annual rental rate was RMB 1 million (approximately $0.16 million).

  On January 1, 2013, Great Shengda entered into a land use right lease agreement under which it leased 110,894 square meters from Xin Shengda at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone. The lease term was from January 1, 2013 to December 31, 2013 and the annual rental rate was RMB 1 million (approximately $0.16 million).

  On January 1, 2012, Hangzhou Shengming entered into a land use right lease agreement under which it leased 47,942 square meters from SD Group at Xiang He Qiao Village. The lease term was from January 1, 2012 to December 31, 2012. The annual rental rate was RMB 1 million (approximately $0.16 million ).

  On January 1, 2012, Hangzhou Shengming entered into a building and plant lease agreement under which it leased 23,568 square meters from SD Group at Xiang He Qiao Village. The lease term was from January 1, 2012 to December 31, 2012 and the annual rental rate was RMB 0.8 million (approximately $0.13 million).

  On January 1, 2013, Hangzhou Shengming entered into a land use right lease agreement under which it leased 47,942 square meters from SD Group at Xiang He Qiao Village. The lease term was from January 1, 2013 to December 31, 2013. The annual rental rate was RMB 1 million (approximately $0.16 million).

  On January 1, 2013, Hangzhou Shengming entered into a building and plant lease agreement under which it leased 23,568 square meters from SD Group at Xiang He Qiao Village. The lease term was from January 1, 2013 to December 31, 2013 and the annual rental rate was RMB 0.8 million (approximately $0.13 million).

  On February 22, 2012, SD Group entered into a maximum debt guarantee contract with Xiaoshan Branch Bank of China, under which SD Group agreed to act as guarantor for loans borrowed by Hangzhou Shengming from Xiaoshan Branch Bank of China. The maximum guaranteed amount is RMB 50.0 million (approximately $7.9 million) for any loans borrowed by Shengming from the bank from February 22, 2012 to February 22, 2013.

  On February 22, 2012, SD Group entered into a maximum debt guarantee contract with Xiaoshan Branch Bank of China under which SD Group agreed to act as guarantor for loans borrowed by Great Shengda from Xiaoshan Branch Bank of China. The maximum guaranteed amount is RMB 80.0 million (approximately $12.7 million) for any loans borrowed by Great Shengda from the bank from February 22, 2012 to February 22, 2013.

  On November 15, 2012, SD Group entered into a maximum debt guarantee contract with Xiaoshan Branch Industrial Commercial Bank of China under which SD Group agreed to act as guarantor for loans borrowed by Great Shengda from Xiaoshan Branch Industrial Commercial Bank of China. The maximum guaranteed amount is RMB 70.0 million (approximately $11.1 million) for any loans borrowed by Great Shengda from the bank from November 15, 2012 to November 15, 2014.

  On April 24, 2012, Great Shengda entered into a loan agreement with Tokyo Branch Bank of China, pursuant to which provided a loan of $3.5 million in principal amount. According to Xiaoshan Bank of China, SD Group guaranteed the loan.

  As ending balance of December 31, 2012, Great Shengda entered into several commercial bill acceptance agreements with Xiaoshan Branch Bank of China. With total amount RMB 76 million (approximately $12.1 million), those agreements came with 50% time deposits as mortgage. The other 50% notes payable were guaranteed by SD Group.

  As ending balance of December 31, 2012, Great Shengda entered into a commercial bill acceptance agreement with Xiaoshan Branch Industrial Commercial Bank of China. With total amount RMB 28 million (approximately $4.4 million), this agreement came with 50% time deposits as mortgage. The other 50% notes payable were guaranteed by SD Group.

  During 2012, we purchased water and electricity from Zhejiang Shuang Ke Da Weaving Co., Ltd. amounting 1.3 million.

  During 2012, we made sales to Shuangdeng Paper Industrial Company Limited amounting 0.3 million, and sales to Shengda Xiang Wei Chemical Company Limited amounting 0.2 million.

Other than as set forth above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

As we increase the size of our board of directors and gain independent directors, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our shares of common stock, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management's presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

  the risks, costs and benefits to us;

  the effect on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  the terms of the transaction;

  the availability of other sources for comparable services or products; and

  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself or herself from deliberations and approval of the transaction in which the interested director is involved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Stockholders”), to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Stockholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2012.

AUDIT COMMITTEE REPORT
OF THE BOARD OF DIRECTORS

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the quality and integrity of the Company’s financial reporting processes, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Audit Committee reviews and reassesses the adequacy of the charter on a regular basis, and at least annually. The Audit Committee Charter is available through Company’s website located at www.cnpti.com and in print to any stockholder who requests it.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with GAAP and issuing a report on those consolidated financial statements and issuing a report on internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes. In fulfilling its responsibilities set forth in the Audit Committee Charter, the Audit Committee has accomplished, among other things, the following:

  it has reviewed and discussed the audited financial statements for 2012 with management;

  it has discussed with its independent registered public accounting firm, Marcum BP, the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

  it has received from Marcum BP, written disclosures and the letter required by applicable PCAOB rules regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and it has discussed with Marcum BP its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Michael Zhang, Chairman
Zhihai Mao
Yaoquan Zhang

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

In April 2011, we engaged Marcum BP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011, and we recommend that our stockholders vote to ratify such appointment. In April 2011, our former independent registered public accounting firm, Bernstein & Pinchuk LLP (B&P”), entered into a joint venture agreement with Marcum LLP and formed Marcum BP. At consummation of the joint venture, B&P effectively resigned as our independent registered public accounting firm.

B&P’s reports on the Company’s consolidated financial statements for the years ended December 31, 2009 and 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since B&P’s engagement as the Company’s independent registered public accounting firm on May 24, 2010 through the date of its resignation, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&P, would have caused B&P to make reference to the subject matter of the disagreements in its report as described in Item 304(a)(1)(iv) under Regulation S-K. There have also been no reportable events as provided in Item 304(a)(1)(v) under Regulation S-K since B&P’s engagement on May 24, 2010 through its resignation.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2010 and through the date of Marcum BP’s appointment, neither the Company, nor anyone on its behalf, consulted with Marcum BP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (iii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) under Regulation S-K) or a reportable event as provided in Item 304(a)(1)(v) under Regulation S-K.

The Audit Committee currently believes that we should continue our relationship with Marcum BP. In the event the stockholders do not ratify this appointment by the requisite vote, the Audit Committee will reconsider its appointment of Marcum BP.

A representative of Marcum BP is expected to attend the Annual Meeting in person or by telephone conference call and will be provided the opportunity to make a statement if desired. Any representative will also be available to respond to appropriate questions from stockholders.

Your ratification of the appointment of Marcum BP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 does not preclude us from terminating our engagement of Marcum BP and retaining a new independent registered public accounting firm, if we determine that such an action would be in our best interests.

The following is a summary of the fees billed to the Company by its principal accountants for professional services rendered for the fiscal years ended December 31, 2012 and 2011:

	Year Ended December 31,
	2012	2011
Audit Fees	$222,102	$243,970
Audit-Related Fees	-	-
Tax Fees	5,000	7,500
All Other Fees	-	-
TOTAL	$227,102	$251,470

“Audit Fees” consisted of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that were normally provided in connection with our statutory and regulatory filings or engagements.

“Audit Related Fees” consisted of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

“Tax Fees” consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

“All Other Fees” consisted of the aggregate fees billed for products and services provided and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Board of Directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our Board of Directors pre-approved the audit service performed by Marcum BP for our financial statements as of and for the year ended December 31, 2012.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

The Board of Directors recommends a vote FOR ratification of the appointment of Marcum BP.

EXECUTIVE OFFICERS

NAME	AGE	POSITION
Nengbin Fang	43	Chairman of the Board and President of Great Shengda
Congyi Fang	35	Director and Vice President and General Manager of Marketing of Great Shengda
Daliang Teng	44	Chief Executive Officer
Ken He	33	Chief Financial Officer

The background for Messrs. Teng and He is set forth below. The background of Mr. Fang and Ms. Fang is described above at “Proposal 1—Election of Directors.”

Daliang Teng. Daliang Teng became our Chief Executive Officer on April 8, 2010, the day we consummated our reverse acquisition of Evercharm. He is also the General Manager of Great Shengda. He is responsible for overseeing and managing our day-to-day operations as well as implementing our business strategies and policies. He joined Great Shengda in October 2004 as Vice President and General Manager and was responsible for product management, as well as technology and product development. From 1990 to 1995, Mr. Teng was employed by Shaoxing Xinhua Printing Co., Ltd. in various capacities, including as head of technology. In December 1995, Mr. Teng was promoted to vice general manager where he was responsible for production management until December 1998. From 1998 to 2004, Mr. Teng was employed by Zhejiang New Shengda. Mr. Teng holds a Bachelor's degree in Engineering, majoring in Electronics Engineering, from Beijing University of Aeronautics and Astronautics.

Mr. Ken He. Mr. He became our Chief Financial Officer on August 19, 2011. Before joining us, Mr. He was an Investment Director of Wealthcharm Investments Limited, a private investment company, from September 2009. Prior to that, Mr. He spent five years at PricewaterhouseCoopers Australia and China. Having several years of experience in the accounting field, Mr. He is experienced and familiar with Chinese accounting standards, Hong Kong accounting standards, international accounting standards and U.S. GAAP, as well as the differences among them. Mr. He holds a Master’ s degree in applied finance from Macquarie University. Mr. He also holds a Certified Public Accountant designation from the Chinese Institute of CPA, a Certified Practicing Accountant designation from the CPA Australia and a Chartered Financial Analyst designation from the CFA Institute.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background and Compensation Philosophy

Prior to our reverse acquisition of Evercharm in 2010, Evercharm was a privately-held corporation. Evercharm's operating subsidiaries were private limited companies organized under the laws of the PRC. In accordance with PRC regulations, the salary of the executive officers of the PRC operating subsidiaries was determined by the stockholders of those operating subsidiaries. Great Shengda, a wholly-owned subsidiary of Evercharm and the immediate parent of the PRC operating subsidiaries, therefore, determined the compensation of the executive officers of the PRC operating subsidiaries.

Following the reverse acquisition of Evercharm, our named executive officers included Daliang Teng, our Chief Executive Officer, and Thomas Jiayao Wu, our Chief Financial Officer, Nengbin Fang, President of Great Shengda, and Congyi Fang, the Vice President and General Manager of Marketing of Great Shengda became officers of the Company. From and after our reverse acquisition of Evercharm, our board of directors became responsible for determining the compensation of our named executive officers, based on our financial and operating performance and prospects and the contributions made by each of the executive officers to our success. In determining the compensation paid to our officers, our board of directors will make reference to similarly-sized manufacturing companies operating in our geographic region. As disclosed below, each of the named executive officers entered into an employment agreement.

Our board of director's goal in determining compensation levels is to adequately reward the efforts and achievements of executive officers in the management of our company. The objective of our compensation program is to incentivize our employees and to retain employees and avoid employee turnover. We currently have no pension plan, stock option plan, non-equity incentive plan or deferred compensation arrangement. We have not used a compensation consultant in any capacity but believes that our executive compensation package is comparable to similar businesses in the areas where we operate.

We anticipate our compensation committee to review the compensation of our executive officers, including our Chief Executive Officer and Chief Financial Officer, after our common stock is listed on The NASDAQ Global Market, to determine whether there is a need to bring the compensation to a level commensurate with the responsibilities of executive officers of comparable listed companies.

Elements of Compensation

We provide our executive officers with a base salary and discretionary bonuses to compensate them for services rendered during the year. We believe that our policy of compensating our executives in this way has served the company well and does not encourage unreasonable risk-taking.

Base Salary. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. For 2012, our Board of Directors established an annual salary of $100,000 for Mr. Teng, annual salary of RMB 60,000 (approximately $8,876) for Mr. Fang, annual salary of $96,000 for Mr. He, and annual salary of $80,000 for Ms. Fang. The base salary paid to our named executive officers is governed by their respective employment agreements and is reflected in the Summary Compensation Table below.

Discretionary Bonuses. For 2012, our Board of Directors established cash bonus of RMB 250,000 (approximately $36,985) for Mr. Fang. If, in the future, our board of directors determines to provide bonus compensation as a regular part of our executive compensation package, our compensation committee may adopt a formal incentive bonus plan, which will establish performance goals for each of the executive officers and maximum amounts that may be earned upon attainment of such performance goals.

Equity Incentives. Presently, we do not have an equity based incentive program and we did not grant stock based awards as a component of compensation in 2011. In the future, we may adopt and establish an equity incentive plan pursuant to which awards may be granted and which will provide us with the ability to provide to our eligible employees, including each of our named executive officers, grants of stock compensation awards based on our shares if our compensation committee determines that such awards are in our and our stockholders' best interests.

Retirement Benefits. Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites. Historically, we have provided certain of our named executive officers with perquisites and other personal benefits that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete, especially for executives who perform services abroad as expatriates. We believe that these additional benefits assist our executives in performing their duties and provide time efficiencies for our executives. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our compensation committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2012. No one who served on the Compensation Committee at any time during 2012 is or has been an executive officer of our company or had any relationships requiring disclosure by us under the Commission’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2012.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Daliang Teng, Chief Executive Officer	2012	100,000	-	-	100,000
	2011	100,000	-	-	100,000

Agreements with Executive Officers

All of our employees, including Mr. Daliang Teng, our Chief Executive Officer, Mr. Nengbin Fang, President of Great Shengda, Ms. Congyi Fang, Vice President and General Manager of Marketing of Great Shengda, and Mr. Ken He, our Chief Financial Officer, have executed our standard employment agreement. The employment agreements with Messrs. Teng, Fang and Ms. Fang do not provide for an annual salary; however, for 2011, our Board of Directors established an annual salary of $100,000 for Mr. Teng, annual salary of RMB 60,000 (approximately $8,876) and cash bonus of RMB 250,000 (approximately $36,985) for Mr. Fang, and annual salary of $80,000 for Ms. Fang. On August 19, 2011, the Company and Mr. He entered into an employment agreement which is effective as of August 19, 2011. Mr. He’s employment agreement provides him a salary of $8,000 per month. Our employment agreements do not provide for the term of employment, thus the parties can terminate such agreements in accordance with PRC labor laws. We expect our compensation committee will review all of our executive officers' compensation and make any adjustments it deems necessary and appropriate and may recommend new employment agreements with the executive officers.

Each of our executive officers has entered into our form of non-disclosure and non-compete agreement. Such agreement provides that while employed by us and thereafter, the employee may not disclose our confidential information to any third party and within two years after termination of the employment, the employee may not compete in the same business in China (including Hong Kong, Macao and Taiwan) as us. In addition, the employee shall not solicit our employees. For an employee's performance of the non-compete obligation, we will pay monthly compensation to such employee for the post-employment period of the non-compete term. If the employee breaches the agreement, such employee shall be required to repay the amount of the compensation received and pay liquidated damages of up to two times of such total compensation.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2012.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our 2012 Annual Meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, each as filed with the Commission.

Compensation Committee of the Board of Directors

Zhihai Mao, Chairman
Michael Zhang
Yaoquan Zhang

The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Compensation Committee report by reference therein.

OTHER INFORMATION

The Report of the Compensation Committee and the Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China, no later than March 20, 2014 or, if the date of the 2014 annual meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Rule 14a-4 under the Exchange Act governs the use by the Company of discretionary voting authority with respect to stockholder proposals submitted outside the process of Rule 14a-8. Rule 14a-4(c)(1) provides that, if the proponent of a stockholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year’s proxy statement, the proxies of the Company’s management would be permitted to use their discretionary authority to vote on this proposal at the Company’s next annual meeting of stockholders. For purposes of the Company’s 2014 annual meeting, the deadline is March 20, 2014 or, if the date of the 2014 Annual Meeting has been changed by more than 30 days from the date of this year’s meeting, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. Notifications must be received by the applicable deadline by the Secretary of the Company at No. 2 Beitang Road, Xiaoshan Economic and Technological Development Zone, Hangzhou, Zhejiang Province 311215, People’s Republic of China.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.cnpti.com after it is filed with the SEC.

October 30, 2013	By Order of the Board of Directors

/s/ Nengbin Fang
NENGBIN FANG
Chairman of the Board

CHINA SHENGDA PACKAGING GROUP INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 20, 2013
__________________________________

Annual Meeting Proxy Card
__________________________________

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA SHENGDA PACKAGING GROUP INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 30, 2013, and hereby constitutes and appoints Mr. Daliang Teng, the Company’s Chief Executive Officer, and Mr. Ken He, the Company’s Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders to be held on December 20, 2013, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Elect as Directors the nominees listed below:

	[_]	Nengbin Fang

	[_]	Congyi Fang

	[_]	Zhihai Mao

	[_]	Michael Zhang

	[_]	Yaoquan Zhang

Withhold authority for the following:

[_]	Nengbin Fang

[_]	Congyi Fang

[_]	Zhihai Mao

[_]	Michael Zhang

[_]	Yaoquan Zhang

The Board of Directors recommends that you vote FOR the following:

2.	Approve the ratification of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

FOR [_]	AGAINST [_]	ABSTAIN [_]

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE AND FOR PROPOSAL TWO. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED OCTOBER 30, 2013 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated October 30, 2013, and the 2012 Annual Report, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name ________________________________

Name (if joint)

_____________________________________

Date _____________, 2013

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.